Exhibit 99.1

                   Antigenics Believes Class Action Litigation
              is without Merit and Intends to Defend It Vigorously


    NEW YORK--(BUSINESS WIRE)--June 23, 2006--Antigenics Inc. (NASDAQ:
AGEN) today announced that on June 16, 2006, a purported class action complaint was filed in the United States District Court for the District of New Mexico by Steven J. Tuckfelt on behalf of himself and all others similarly situated against Antigenics Inc. (the "Company") and its chief executive officer, Garo H. Armen, PhD. The complaint alleges that certain disclosures by the Company violated Sections 10(b) and 20(a) of the Securities and Exchange Act of 1934 as well as includes purported claims for breach of fiduciary duty.
    The Company believes that the complaint is without merit and plans to vigorously defend against the litigation. The Company's policy is to not discuss pending litigation.
    Antigenics is a biotechnology company working to develop treatments for cancers, infectious diseases and autoimmune disorders. For more information, please visit www.antigenics.com.

    Forward-Looking Statements

    Some statements in this press release are known as "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements about the Company's beliefs and intentions regarding the reported lawsuit. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements, including a ruling by a court that is adverse to the Company's position and other uncertainties and matters beyond the Company's control inherent in legal proceedings. These forward-looking statements are based on the information currently available to the Company and speak only as of the date of this press release. The Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.



    CONTACT: Antigenics Inc.
             Investor Relations:
             Shalini Sharp, 800-962-2436
             ir@antigenics.com
             or
             Media Relations:
             Sunny Uberoi, 917-443-3325
             suberoi@antigenics.com